CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement of FNB Corp. on Form S-4 of our report dated November 4, 1996, except for Note 14, as to which the date is June 3, 1997, on our audits of the consolidated financial statements of Home Savings Bank of Siler City, Inc., SSB as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996. We also consent to the reference to our firm under the caption
"Experts".


                                    /s/ Coopers & Lybrand, L.L.P.
                                    -----------------------------
                                        Coopers & Lybrand, L.L.P.


Raleigh, North Carolina
August 28, 1997


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